                                                                     EXHIBIT 1.1

                                                                  Execution Copy

                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 21,
                                               ---------
1999, among Targeted Genetics Corporation, a Washington corporation (the "Company"), and Elan International Services, Ltd., a Bermuda private limited
--------
company, and a wholly owned subsidiary of Elan ("EIS").
                                                 ---

                               R E C I T A L S:

          A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, (i) 12,015 shares of a newly-created series of the Company's Preferred Stock, par value $.01 per share, captioned "Series B Convertible Exchangeable Preferred Stock" (the "Series B Preferred Stock"), (ii)
                                                ------------------------
2,148,899 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); together with the Series B Preferred Stock, the "Shares"). In
 ------------                                                     ------
addition, EIS has agreed to lend certain funds to the Company pursuant to a convertible promissory note in the form attached hereto as Exhibit A (as amended at any time, the "Note"; together with the Shares, the "Securities"), with a
                  ----                                  ----------
maximum aggregate principal amount of U.S.$12,015,000, amounts in respect of which shall be disbursed in accordance with its terms and subject to the conditions contained herein and therein. The rights, preferences and privileges of the Series B Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designations"), the
                                           ---------------------------
form of which is attached hereto as Exhibit B.

          B. The Company and EIS have previously caused to be formed Targeted Genetics Newco, Ltd., a Bermuda private limited company ("Newco"), and pursuant
                                                          -----
to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with
                                                    ----
the transactions contemplated by this Agreement, (i) the Company shall acquire 3,612 preferred shares of Newco, par value U.S.$1.00 per share (the "Newco
                                                                     -----
Preferred Stock") and 6,000 common shares of Newco, par value U.S.$1.00 per
---------------
share (the "Newco Common Stock"), and (ii) EIS shall acquire 897 shares of Newco
            ------------------
Preferred Stock and 1,491 shares of Newco Common Stock. Additionally, as of the date hereof, Newco has entered into license agreements with (i) Elan Corporation, plc, an Irish public limited company and parent corporation of EIS ("Elan;" such agreement, as amended at any time, the "Elan License Agreement"),
  ----                                                ----------------------
and (ii) the Company (such agreement, as amended at any time, the "Company
                                                                   -------
License Agreement" and, together with the Elan License Agreement, the "License
-----------------                                                      -------
Agreements").
----------

          C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit C
                                                                       ---------
(as amended at any time, the "Company Registration Rights Agreement"), in
                              -------------------------------------
respect of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock and the Note, the Common Stock being purchased hereunder, and any other Common Stock issued to EIS or any of its affiliates or permitted transferees upon any stock split, stock dividend, recapitalization or similar event affecting the Securities. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit D (as
                   ---------
amended at any time, the "Newco Registration Rights Agreement"). Additionally,
                          -----------------------------------
the Company and EIS are executing and delivering on the date hereof a Funding Agreement in the form attached hereto as Exhibit E (the "Funding Agreement;"
                                         ---------       -----------------
and, together with this Agreement, the Certificate of Designations, the JDOA, the Company Registration Rights Agreement, the Newco Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA, the "Transaction Documents").
           ---------------------

                               A G R E E M E N T:

          The parties hereto agree as follows:

          SECTION 1.  Closing.
                      -------

          (a)  Time and Place.  The closing of the transactions contemplated
               --------------
hereby (the "Closing") shall occur on the date hereof (the "Closing Date"), at
             -------                                        ------------
the offices of Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

          (b)  Issuance of Securities.  At the Closing, the Company shall issue
               ----------------------
and sell to EIS, and EIS shall purchase from the Company: (i) 12,015 shares of Series B Preferred Stock, and (ii) 2,148,889 shares of Common Stock.

          (c)  Purchase Price.  The purchase price (the "Purchase Price") shall
               --------------                            --------------
be the sum of (i) U.S.$12,015,000, the purchase price for the Series B Preferred Stock, and (ii) U.S.$5,000,000, the purchase price for the Common Stock.

          (d)  Convertible Note Facility.  EIS shall lend up to $12,015,000 to
               -------------------------
the Company pursuant to the terms and conditions of the Note.

          (e)  Delivery.  At the Closing:
               --------

                    (i) EIS shall pay the Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Series B Preferred Stock and the Common Stock; (B) the Note; (C) the Company Registration Rights Agreement; (D) the Newco Registration Rights Agreement; (E) the JDOA; (F) the Certificate of Designations, as filed with the Secretary of State of the State of Washington; (G) the License Agreements; (H) the Funding Agreement; (I) certificates as to the incumbency of the officers of the Company executing any of the Transaction Documents; and (J) any other documents or instruments reasonably requested by a party hereto; and

                    (ii) The Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as Exhibit F-1 and EIS shall
                                                       -----------
     cause to be delivered to the Company an opinion of counsel in the form attached hereto as Exhibit F-2.
                        -----------

          (f)  Subsequent Stock Purchase.  At the Company's option, upon the
               -------------------------
first anniversary of the Closing Date, at the request of the Company, EIS shall, subject to receipt of any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996, be required to subscribe for additional shares of Common Stock in the maximum aggregate amount of $5,000,000 (the "Subsequent
                                                                 ----------
Stock Purchase"), at a price per share equal to 120% of the average closing
--------------
price of the Common Stock for the 60 trading days prior to such date, as listed on the Nasdaq National Market. The closing of the Subsequent Stock Purchase shall occur, at the Company's request, within 10 business days of the first anniversary of the Closing Date.

          (g)  Exemption from Registration.  The Securities and any underlying
               ---------------------------
shares of Common Stock will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"). Accordingly, the certificates evidencing the Series B Preferred Stock and
---
the Common Stock, the Note and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR THIS CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

          THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JULY 20, 1999, BY AND BETWEEN TARGETED GENETICS CORPORATION AND ELAN INTERNATIONAL SERVICES, LTD.

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to EIS, as of the date hereof, as follows:

          (a)  Organization.  The Company is duly organized, and validly
               ------------
existing under the laws of the state of Washington and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company
                                                                    -------
Material Adverse Effect").
-------------------------

          (b)  Capitalization.  As of the Closing Date, the Company has reserved
               --------------
a sufficient number of shares of Common Stock (i) for issuance upon conversion of the Series B Preferred Stock being purchased hereunder by EIS (including dividends in-kind thereon), (ii) for issuance pursuant to the Subsequent Stock Purchase, and (iii) for issuance upon conversion of the Note (including interest payable thereon). The Shares, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights. The shares of Common Stock underlying the Series B Preferred Stock and the Note (the "Underlying Shares"), when issued upon conversion or exercise in
               -----------------
accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights.

          (c)  Authorization of Transaction Documents.  The Company has full
               --------------------------------------
corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, including the issuance and sale of the Securities, have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

          (d)  No Violation.  The execution, delivery and performance by the
               ------------
Company of this Agreement and each other Transaction Document to which it is a party, including the issuance and sale of the Securities, and compliance with the provisions hereof and thereof by the Company, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Articles of Incorporation, as amended, or by-laws, of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (iii) any contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K"), except where such breach,
                                   ---------------
default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (e)  Approvals.  No material permit, authorization, consent, approval,
               ---------
or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents, including the issuance and sale of the Securities, by the Company, other than the filing of a Form D by the Company pursuant to Regulation D under the Securities Act ("Regulation D").

          (f)  SEC Filings.  The Company has filed with the Securities and
               -----------
Exchange Commission (the "SEC") all forms, reports, schedules, statements,
                          ---
exhibits and other documents (collectively, the "SEC Filings") required to be
                                                 -----------
filed by the Company on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.
              ------------

          (g)  Financial Statements.  The audited balance sheets of the Company
               --------------------
at December 31, 1997 and 1998, together with the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years ended December 31, 1998, together with the reports and opinions thereon of Ernst & Young LLP, contained in the 1998 Form 10-K, comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the years then ended and were prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis.

          (h)  Litigation.  Except as disclosed in the SEC Filings there is no
               ----------
legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company that challenges the validity or performance of this Agreement or the other Transaction Documents to which the Company is a party.

          (i)  Absence of Certain Events.  Since December 31, 1998, except as
               -------------------------
contemplated by the Transaction Documents, (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, or (iv) suffered or permitted to be incurred any liability or obligation or any lien or encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, and (B) there has not been any change or development which has had, or in the Company's reasonable judgment is likely to have, a Company Material Adverse Effect.

          SECTION 3.  Representation and Warranties of EIS.  EIS hereby
                      ------------------------------------
represents and warrants to the Company, as of the date hereof, as follows:

          (a)  Organization.  EIS is duly organized, validly existing and in
               ------------
good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS Material Adverse Effect").
                      ---------------------------

          (b)  Authorization of Transaction Documents.  EIS has full corporate
               --------------------------------------
power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transaction Documents to which it is a party, will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms, except (A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

          (c)  No Violation.  The execution, delivery and performance by EIS of
               ------------
this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, and compliance with provisions hereof and thereof by EIS, will not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the by-laws of EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets, or
(iii) any material contract to which EIS is a party, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

          (d)  Approvals.  Except for consent required under the Mergers and
               ---------
Takeovers (Control) Acts 1978-1996 no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents by EIS.

          (e)  Investment Representations.
               --------------------------

               (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

               (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares).

               (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act by virtue of the provisions of Regulation D. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in Regulation D, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

               (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration Rights Agreement. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

          (f)  Litigation.  There is no legal, administrative, arbitration or
               ----------
other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EIS is a party.

          SECTION 4.  Covenants of the Parties.
                      ------------------------

          (a)  Operating Covenants.  From and after the Closing Date and until
               -------------------
the earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 6 hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, (A) any shares of Newco Preferred Stock or Newco Common Stock owned by the Company, including, without limitation, those shares of Newco Preferred Stock transferable to EIS upon exercise by EIS of the EIS Exchange Right, or (B) affect, in any respect, the Company's ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein, or (ii) enter into any material transaction with a director, officer or more than 20% beneficial owner of Common Stock on other than an arm's length basis.

          (b)  Fully-diluted Stock Ownership.  Notwithstanding any other
               -----------------------------
provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exerciseable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 19.9% of the Company's outstanding Common Stock on a fully diluted basis (assuming the exercise, exchange or conversion of such securities beneficially owned by EIS or its affiliates, but not the exercise, exchange or conversion of any other similar securities), EIS shall have the right, in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities, as are necessary to bring its holdings to below 19.9% of the voting securities of the Company, for non-voting, convertible liquidation preferred stock of the Company (which shall be reasonably satisfactory to each of the Company and EIS), which equity securities shall be entitled to all of the other rights and benefits of the Common Stock. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional right to exchange such new class of equity security for Common Stock, in its discretion at any time. Each of the Company and EIS shall use commercially reasonable effort to effect such transactions and any required subsequent conversions or adjustments to such securities, on a quarterly basis, within 15 business days of the end of each of EIS' fiscal quarter.

     (c)  NASD Requirements.  In the event that the conversion of all or any
          -----------------
portion of either or both of the Series B Preferred Stock or the Note would trigger NASD requirements that the Company acquire shareholder approval prior to such conversion, the Company will use its reasonable best efforts to obtain such approval at or as soon as practicable following such conversion or notice of EIS's intention to so convert, as the case may be (which conversion shall be subject to such approval).

     (d)  Use of Proceeds.  The Company shall use the proceeds of (i) the
          ---------------
issuance and sale of the Series B Preferred Stock solely to meet its initial capitalization obligations to Newco as described in the JDOA, and (ii) the issuance and funding of the Note solely to meet its developmental funding obligations to Newco, as described in the Funding Agreement.

(e)  Confidentiality; Non-Disclosure.
     -------------------------------

               (i) Subject to clauses (ii) and (iii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible, or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

               (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance, except as may be required by law, in the written opinion of such party's outside legal counsel, shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within five business days, such consent shall be deemed given.

               (iii) This Section 4(d) shall not be construed to prohibit disclosure by the receiving party of any information which has not been previously determined to be confidential by the disclosing party, or which shall have become publicly disclosed (other than by breach of the receiving party's obligations hereunder).

          (f) Market Manipulation.  For the 60 trading days prior to the first
              -------------------
anniversary of the Closing Date, neither EIS, nor any other affiliate of Elan shall sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock.

          (g) Further Assurances.  From and after the date hereof, each of the
              ------------------
parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

          SECTION 5.  Standstill.
                      ----------

     (a) Provided that nothing contained herein will prevent or prohibit EIS from purchasing Voting Stock (as defined below) of the Company pursuant to subsection 5(b) or from acquiring Voting Stock pursuant to the Subsequent Stock Purchase or conversion of the Series B

Preferred Stock or the Note in accordance with their respective terms, EIS will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (the "Board"), (i) acquire (or offer or agree to acquire) any Voting Stock if, as a result, EIS would beneficially own more than 20% of the then outstanding Voting Stock; (ii) directly or indirectly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the Board for a Takeover Event (as defined below); or (iii) transfer to any third party, other than its "affiliates," "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), officers, directors or employees, the right to vote any Voting Stock except in connection with the transfer of ownership of such Voting Stock for fair value. EIS also agrees that it will not advise, assist or encourage any third party to do any of the foregoing. Notwithstanding the foregoing, EIS will not be obligated to dispose of any Voting Stock it owns if its percentage ownership is increased as a result of a decrease in the number of shares of Voting Stock outstanding.

     (b) The provisions of this Section 5 will terminate: (i) if EIS owns less than 10% of Voting Stock; (ii) if any person or group, excluding EIS, any affiliate of Elan, or any group that includes Elan or any such affiliate, makes a bona fide offer to acquire Voting Stock which would, if successful, result in the bidder's beneficial ownership of at least 10% of the then outstanding Voting Stock; or (iii) upon the second anniversary of the date of this Agreement.

     (c) The Company will give EIS prompt notice of the receipt by the Company of any written notice couched in such terms as to put the Company reasonably on notice of the likelihood that a person or group has acquired or is proposing to acquire an aggregate position of at least 15% of the Voting Stock, the Company receiving any bona fide offer to purchase or acquire 15% or more of the Voting Stock or all or substantially all of the assets of the Company, and any Board determination to seek an acquiror for in excess of 15% of the Voting Stock.

     (d) EIS will cause its affiliates and associates to comply with the provisions of this Section 5, whether directly or indirectly, individually or as part of a "group" (as such term is defined in Rule 13d-5 under the Exchange
Act). When used in this Section 5, the term EIS includes EIS together with its affiliates and associates.

          For purposes of this Section 5, the term "Takeover Event" means any
                                                    --------------
proposal for any merger or business combination involving the Company or any of its subsidiaries, the purchase or sale of any assets of the Company or any of its subsidiaries, or the purchase of any of the Voting Stock, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options or similar securities distributed by the Company to holders of Voting Stock generally), and the term "Voting Stock" means the Common Stock and any preferred
                          ------------
stock of the Company possessing voting rights and eligible to participate in votes of all of the Company's shareholders pursuant to the Company's Articles of Incorporation and Washington law, and includes any options, convertible securities or other rights to acquire such stock.

          SECTION 6.  Certain Rights of EIS.  (a)  Preemptive Right.  Until the
                      ---------------------        ----------------
fourth anniversary of the date hereof, EIS shall have the preemptive right to participate in any equity financing consummated by the Company, in order for EIS to maintain its pro rata interest in the Company, based on the actual number of shares of Common Stock outstanding on the date of such financing is consummated (without, however, giving effect to the shares of Common Stock underlying the Series B Preferred Stock or the Note). Such participation by EIS shall be on the same terms and conditions offered to any other potential investor in such offering.

          (b) Company Board of Directors. For so long as (i) EIS and/or its
              --------------------------
affiliates or subsidiaries collectively own securities that represent ownership of at least 10% of the Common Stock (or securities convertible, exchangeable or exercisable for or into the Common Stock, but excluding the Series B Preferred Stock) on a fully diluted basis, EIS shall be entitled to nominate one director ("EIS Director") for election to the Company's board of directors who shall be a
  ------------
member of the senior management of Elan, or otherwise shall be acceptable to the Company; provided, however, that the Company reserves the right to exclude such EIS Director from any material or meeting or portion thereof if the other Board members believe in good faith that such exclusion is reasonably necessary to protect confidential proprietary information, for competitive or similar reasons.

          (c) Conversion and Exchange Rights.  The Certificate of Designations
              ------------------------------
sets forth certain rights of the holders of shares of Series B Preferred Stock to convert such shares of preferred stock into newly issued shares of Common Stock, or to exchange such shares of Series B Preferred Stock for certain shares of Newco Preferred Stock owned by the Company (the "EIS Exchange Right"), both
                                                    ------------------
on the terms and conditions set forth therein.

          SECTION 7.  Survival and Indemnification.  (a) Survival.  The
                      -----------------------------      --------
representations and warranties of the Company and EIS contained herein shall survive for a period of 12 months from and after the date hereof.


          (b) Indemnification.  In addition to all rights and remedies
              ---------------
available to the parties hereto at law or in equity, the parties (each, in such capacity, "Indemnifying Party"; together, "Indemnifying Parties") shall
           ------------------               --------------------
indemnify each other as corporate entities (EIS and the Company), its stockholders, officers, directors and assigns, their affiliates, and its affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified
                                                            -----------
Person"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may
                              ------
suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

          (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party in the case of the Company under Section 2 of this Agreement or in the case of EIS under Section 3 of this Agreement or any of the other Transaction Documents (it being understood that the Company shall not be responsible for any such misrepresentation or breach of warranty by Newco); or

          (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 of this Agreement or any of the other Transaction Documents.

          (c)   Maximum Recovery.   Notwithstanding anything in this Agreement
                ----------------
to the contrary, in no event shall the Indemnifying Parties be liable in the case of the Company for indemnification under this Section 7 in an amount in excess of the aggregate of the purchase price paid for the Shares and the amounts advanced and not repaid under the Note or in the case of EIS for indemnification hereunder in an amount in excess of such same aggregate. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S.$50,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 7.

          (d)   Exception.  Notwithstanding the foregoing, upon judicial
                ---------
determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

          (e)   Investigation.  All indemnification rights hereunder shall
                -------------
survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 7(g) below, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

          (f)   Contribution.  If the indemnity provided for in this Section 7
                ------------
shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 7(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 7(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

          (g)  Limitation.  No claim shall be brought by an Indemnified Person
               ----------
in respect of any misrepresentation or breach of warranty under this Agreement after one year from the date hereof; and any claim for nonfulfillment, default or breach of any covenant shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach. Except as set forth in the previous sentence and in Section 7(c) above, this Section 7 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

          SECTION 8.  Withholding Taxes.  The Company shall be entitled to
                      -----------------
withhold from any payments made by the Company with respect to the Shares or the Notes any taxes required to be withheld under U.S. tax laws and shall have no obligation to make any additional payments to EIS to cover such taxes. If any such withholding tax becomes due with respect to interest accrued but not paid under the Note, the EIS shall on demand by the Company pay to the Company an amount on an after-tax basis necessary to cover any such withholding tax. EIS acknowledges that any cash dividend payments with respect to the Shares will be subject to 30% U.S. federal income withholding tax under current law; provided,
                                                                      --------
however, that the Shares will not be subject to 30% U.S. federal income
-------
withholding tax if the Company has no earnings or profits or to the extent the Securities are transferred to a resident of a country that has an income tax treaty with the United States that exempts dividends from withholding tax and such person supplies an accurate and timely Internal Revenue Service form establishing its entitlement to an exemption. The Company agrees that it will not withhold tax or require payment by EIS of any withholding tax if it receives from EIS an accurate and timely Internal Revenue Service form W-8 or any successor or additional form indicating its entitlement to an exemption from withholding. EIS hereby represents, warrants, and covenants that if at any time the form so supplied becomes inaccurate and no longer permits an exemption from withholding tax to apply, it shall promptly notify the Company of that inaccuracy. At the point, the Company may begin to withhold payments due under the Note and EIS shall pay to the Company any amount necessary on an after-tax basis to cover any liability the Company has incurred for taxes due with respect to payments accrued or paid under the Note after such form no longer permitted the exemption to apply and before the inaccurate information was corrected by EIS.

          SECTION 9.  Notices.  All notices, demands and requests of any kind to
                      -------
be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

               (i) if to the Company, to:

               Targeted Genetics Corporation
               1100 Olive Way, Suite 100
               Seattle, Washington  98101
               Attention:  Chief Executive Officer

               Facsimile:  206-623-7064
               with a copy to:

               Perkins Coie
               1201 Third Avenue, 48th Floor
               Seattle Washington 98101
               Attn: Stephen M. Graham, Esq.
               Facsimile: 206-583-8500

               (ii) if to EIS, to:

               Elan International Services, Ltd.
               Flatts, Smiths Parish
               Bermuda, FL 04
               Attention: Director
               Facsimile:  441-292-2224

               with a copy to:

               Brock Silverstein LLC
               800 Third Avenue, 21st Floor
               New York, New York 10022
               Attention: David Robbins, Esq.
               Facsimile:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 9. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

          SECTION 10.  Entire Agreement.  This Agreement and the other
                       ----------------
Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

          SECTION 11.  Amendments.  This Agreement may not be modified or
                       ----------
amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

          SECTION 12.  Counterparts and Facsimile.  The Transaction Documents
                       --------------------------
may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

          SECTION 13.  Headings.  The section and paragraph headings contained
                       --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

          SECTION 14.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the substantive (as opposed to procedural) laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws

          SECTION 15.  Disputes.  Any dispute under this Agreement or any other
                       --------
of the Transaction Documents shall be adjudicated on an exclusive basis by binding arbitration between or among the parties in accordance with the rules and regulations of the American Arbitration Association in the County, City and State of New York; provided, that any such dispute that (x) involves a collection, proceeding in respect of the Convertible Promissory Note or (y) a request for injunctive or other equitable relief may, in any such case, at the option of the party seeking such relief, be adjudicated, on an exclusive basis, in any federal or state court sitting in the County, City and State of New York.

          SECTION 16.  Expenses.  Each of the parties shall be responsible for
                       --------
its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.


          SECTION 17.  Assignments and Transfers. This Agreement and all of the
                       -------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series B Preferred Stock and Common Stock being purchased hereunder by EIS, the Note, and the shares of Common Stock underlying the Series B Preferred Stock and the Note may be transferred by EIS to its affiliates and subsidiaries, as well as any off-balance sheet special purpose entity established by EIS, provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement, the shares of Series B Preferred Stock and Common Stock being purchased hereunder by EIS, the Note, and the shares of Common Stock underlying the Series B Preferred Stock and the Note, or any interest therein, without the prior written consent of the other party.

          SECTION 18.  Severability.  In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                              TARGETED GENETICS CORPORATION


                              By /s/ Stewart Parker
                                -----------------------------
                                Name:  H. Stewart Parker
                                Title: President & CEO

                              ELAN INTERNATIONAL SERVICES, LTD.


                              By /s/ Kevin Insley
                                -----------------------------
                                Name:  Kevin Insley
                                Title: President & CFO